Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Overview

Distribution Solutions Group, Inc. (“DSG” or the “Company”), formerly Lawson Products, Inc., was incorporated in Illinois in 1952, and reincorporated in Delaware in 1982. DSG changed its corporate name from “Lawson Products, Inc.” to “Distribution Solutions Group, Inc.” on May 5, 2022.

DSG is a global specialty distribution company providing value added distribution solutions to the maintenance, repair and operations (“MRO”), the original equipment manufacturer (“OEM”) and the industrial technologies markets. DSG has three principal operating companies: Lawson Products, Inc. (“Lawson”), TestEquity Acquisition, LLC (“TestEquity”) and 301 HW Opus Holdings, Inc., conducting business as Gexpro Services (“Gexpro Services”). The complementary distribution operations of Lawson, TestEquity and Gexpro Services were combined on April 1, 2022 to create a specialty distribution company.

Combination with Lawson Products, Inc

Business Combination Background

On December 29, 2021, DSG entered into:

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Agreement and Plan of Merger (the “TestEquity Merger Agreement”) by and among (i) LKCM TE Investors, LLC, a Delaware limited liability company (the “TestEquity Equityholder”), (ii) TestEquity Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the TestEquity Equityholder, (iii) DSG and (iv) Tide Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of DSG (“Merger Sub 1”), pursuant to the terms and subject to the conditions of which the parties agreed, among other things, that Merger Sub 1 would merge with and into TestEquity, with TestEquity surviving the merger as a wholly-owned subsidiary of DSG (the “TestEquity Merger”); and

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Agreement and Plan of Merger (the “Gexpro Services Merger Agreement” and, together with the TestEquity Merger Agreement, the “Merger Agreements”) by and among (i) 301 HW Opus Investors, LLC, a Delaware limited liability company (the “Gexpro Services Stockholder”), (ii) 301 HW Opus Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Gexpro Services Stockholder, (iii) DSG and (iv) Gulf Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of DSG (“Merger Sub 2”), pursuant to the terms and subject to the conditions of which the parties agreed, among other things, that Merger Sub 2 would merge with and into Gexpro Services, with Gexpro Services surviving the merger as a wholly-owned subsidiary of DSG (the “Gexpro Services Merger” and, together with the TestEquity Merger, the “Lawson Mergers”).

Completion of the TestEquity Merger and Gexpro Services Merger

On April 1, 2022, the TestEquity Merger was consummated pursuant to the TestEquity Merger Agreement.

In accordance with and under the terms of the TestEquity Merger Agreement, at the closing of the TestEquity Merger, DSG: (i) issued to the TestEquity Equityholder 3,300,000 shares of DSG’s common stock, $1.00 par value per share (the “DSG common stock”), (ii) on behalf of TestEquity, paid certain indebtedness of TestEquity and (iii) on behalf of TestEquity, paid certain transaction expenses of TestEquity.

On March 20, 2023, all of the 700,000 shares of DSG common stock available to be issued under the earnout provisions within the TestEquity Merger Agreement were issued in accordance with the earnout provisions within the TestEquity Merger Agreement.

On April 1, 2022, the Gexpro Services Merger was consummated pursuant to the Gexpro Services Merger Agreement.

In accordance with and under the terms of the Gexpro Services Merger Agreement, at the closing of the Gexpro Services Merger, DSG: (i) issued to the Gexpro Services Stockholder 7,000,000 shares of DSG common stock, (ii) on behalf of Gexpro Services, paid certain indebtedness of Gexpro Services and (iii) on behalf of Gexpro Services, paid certain specified transaction expenses of Gexpro Services.

On March 20, 2023, all of the 1,000,000 shares of DSG common stock available to be issued under the earnout provisions within the Gexpro Services Merger Agreement were issued in accordance with the earnout provisions within the Gexpro Services Merger Agreement.

HIS Company, Inc. – Purchase Agreement and Financing

On March 30, 2023, DSG entered into a Stock Purchase Agreement (the “Purchase Agreement”), with various parties for the acquisition of all of the issued and outstanding capital stock of HIS Company, Inc., a Texas corporation (“Hisco,” and the “Hisco Transaction”), a distributor of specialty products serving industrial technology applications. DSG completed the Hisco Transaction on June 8, 2023. The total purchase consideration exchanged for the Hisco Transaction was $270.4 million, net of cash, at closing, with a potential additional earn-out payment subject to Hisco achieving certain performance targets. DSG will also pay $37.5 million in cash or DSG common stock in retention bonuses to certain Hisco employees that remain employed with Hisco or its affiliates for at least twelve months after the closing of the Hisco Transaction. In connection with the Hisco Transaction, DSG combined the operations of TestEquity and Hisco. DSG funded the Hisco Transaction using a combination of its amended and restated credit facility and proceeds raised from the Rights Offering (as defined below) with existing stockholders, both discussed below.

On June 8, 2023, the Company and certain of its subsidiaries entered into the First Amendment to Amended and Restated Credit Agreement (the “First Amendment”), which amended the Amended and Restated Credit Agreement, dated as of April 1, 2022 (as amended by the First Amendment, the “2023 Credit Agreement”), by and among the Company, certain subsidiaries of the Company as borrowers or guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The First Amendment provides for a $305 million incremental term loan and for the Company to increase the commitments from time to time by up to $200 million in the aggregate, subject to, among other things, receipt of additional commitments from existing and/or new lenders and pro forma compliance with certain financial covenants. Refer to Note 9 – Debt for additional information about the 2023 Credit Agreement.

On May 30, 2023, the Company issued 2,222,222 shares of DSG common stock for approximately $100 million pursuant to a subscription rights offering (the “Rights Offering”). The Rights Offering provided one transferable subscription right for each share of DSG common stock held by holders of DSG common stock on record as of the close of business on May 1, 2023. Each subscription right entitled the holder to purchase 0.105 shares of DSG common stock at a subscription price of $45.00 per share. The subscription rights were transferable, but were not listed for trading on any stock exchange or market. In addition, holders of subscription rights who fully exercised their subscription rights were entitled to oversubscribe for additional shares of DSG common stock, subject to proration.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

For the Year Ended December 31, 2022

	Historical
	Distribution Solutions Group Inc.	Lawson Products Inc.	HIS Company Inc.	Transaction Accounting Adjustments (Note 4)		Transaction Accounting Adjustments (Note 5)		Pro Forma Combined
	Year ended December 31, 2022	Three months ended March 31, 2022	Year ended October 31, 2022					Year ended December 31, 2022
Revenue	$1,151,422	$117,877	$403,675	$—		$—		$1,672,974
Cost of goods sold	760,524	57,379	299,527	—		6,864	(a)	1,124,294

Gross profit	$390,898	$60,498	$104,148	$—		$(6,864)		$548,680

Operating expenses:
Selling, general and administrative expenses	349,112	48,422	91,951	4,086	(a),(b),(c),(d)	34,493	(a),(b),(c),(d)	528,064

Operating income (loss)	$41,786	$12,076	$12,197	$(4,086)		$(41,357)		$20,616
Interest expense	(24,301)	(95)	(1,196)	—	(e)	(12,304	)(e)	(37,896)
Loss on extinguishment of debt	(3,395)	—	—	—		—		(3,395)
Change in fair value of earnout liabilities	(483)	—	—	—		—		(483)
Other income (expense), net	(670)	204	498	—		—		32

Income (loss) before income taxes	$12,937	$12,185	$11,499	$(4,086)		$(53,661)		$(21,126)
Income tax expense (benefit)	5,531	3,199	587	(1,022	)(f)	(13,415	)(f)	(5,120)

Net income (loss)	$7,406	$8,986	$10,912	$(3,064)		$(40,246)		$(16,006)

Basic income per share of common stock	0.43							(0.72)
Diluted income per share of common stock	0.42							(0.71)
Weighted average shares outstanding:
Basic weighted average shares outstanding	17,145,935			3,006,648	(g)	2,222,222	(g)	22,374,805
Effect of dilutive securities outstanding	397,361			—		—		397,361

Diluted weighted average shares outstanding	17,543,296			3,006,648	(g)	2,222,222	(g)	22,772,166

See accompanying notes to the unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

For the Six Months Ended June 30, 2023

	Historical
	Distribution Solutions Group Inc.	HIS Company Inc.	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined
	Six months ended June 30, 2023	November 1, 2022 to April 7, 2023			Six months ended June 30, 2023
Revenue	$726,254	$171,589	$—		$897,843
Cost of goods sold	457,360	123,984	4,715	(a)	586,059

Gross profit	$268,894	$47,605	$(4,715)		$311,784

Operating expenses:
Selling, general and administrative expenses	238,397	45,095	821	(a),(b),(c),(d)	284,313

Operating income (loss)	$30,497	$2,510	$(5,536)		$27,472
Interest expense	(17,162)	—	(5,699	)(e)	(22,861)
Loss on extinguishment of debt	—	—	—		—
Change in fair value of earnout liabilities	(21)	—	—		(21)
Other income (expense), net	(1,736)	159	—		(1,577)

Income (loss) before income taxes	$11,578	$2,669	$(11,235)		$3,013
Income tax expense (benefit)	2,647	192	(2,809	)(f)	30

Net income (loss)	$8,931	$2,477	$(8,426)		$2,982

Basic income per share of common stock	0.42				0.13
Diluted income per share of common stock	0.41				0.13
Weighted average shares outstanding:
Basic weighted average shares outstanding	21,467,599		1,878,453	(g)	23,346,052
Effect of dilutive securities outstanding	185,010		—		185,010

Diluted weighted average shares outstanding	21,652,609		1,878,453	(g)	23,531,062

See accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes:

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DSG’s audited consolidated financial statements and the related notes thereto as of and for the years ended December 31, 2022 and December 31, 2021 included in its Annual Report on Form 10-K filed for the year ended December 31, 2022;

•

DSG’s unaudited condensed consolidated financial statements and the related notes thereto as of and for the six months ended June 30, 2023 included in its Quarterly Report on Form 10-Q filed for the six months ended June 30, 2023;

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Lawson’s unaudited condensed consolidated financial statements and the related notes thereto as of and for the three months ended March 31, 2022 included in its Quarterly Report on Form 10-Q filed for the three months ended March 31, 2022; and

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His Company, Inc and Subsidiaries audited consolidated financial statements and the related notes thereto as of and for the year ended October 31, 2022 and 2021 included as an exhibit in this Form 8-K/A.

The unaudited pro forma condensed combined financial information was prepared pursuant to Securities and Exchange Commission’s (the “SEC”) Regulation S-X Article 11. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of DSG and Hisco (together the “Combined Company”) upon consummation of the Hisco Transaction. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. As set forth in Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” Regulation S-X Article 11 was amended to replace the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transactions (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies, dis-synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). The Company is presenting Transaction Accounting Adjustments within the unaudited pro forma condensed combined financial statements and accompanying notes. The Company is not including Management’s Adjustments within the statements and notes.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and year ended December 31, 2022 gives effect to (i) the Hisco Transaction as if it had been completed on January 1, 2022, the beginning of the Company’s most recently completed fiscal year and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. Because the difference between the Company’s and Hisco’s fiscal year end dates is less than 93 days, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 was prepared using the Company’s audited consolidated statement of operations for the year ended December 31, 2022, Lawson’s unaudited condensed combines statement of operations for the three months ended March 31, 2022, and Hisco’s audited consolidated statement of operations for the year ended October 31, 2021, as permitted under Rule 11-02 of Regulation S-X.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 was prepared using the Company’s unaudited consolidated statement of operations for the six months ended June 30, 2023 and Hisco’s unaudited consolidated statement of operations for the period between November 1, 2022 and April 7, 2023, as permitted under Rule 11-02 of Regulation S-X.

Note 2. Calculation of Accounting Consideration and Purchase Price Allocation—Lawson Products, Inc Merger

The fair value of the accounting consideration transferred upon completion of the Lawson Mergers included the fair value of the Company’s common stock (“DSGR”) valued at the merger date and provided to Gexpro Services and TestEquity stockholders pursuant to the Merger Agreements and in connection with the consummation of the Lawson Mergers. The consideration is as follows:

(in thousands, except share data)	Total
Number of DSGR common shares	9,120,167
Price per share of DSGR common stock at March 31, 2022	$38.54

Fair value exchanged	$351,491

Fair value adjustment of stock-based compensation award	1,910

Fair value of total purchase consideration transferred	$353,401

The table below represents the allocation of the total consideration to the Company’s assets and liabilities in the Lawson Mergers based on the Company’s fair value (in thousands):

(in thousands)	Total
Current assets	$148,308
Property, plant, and equipment	57,414
Right of use operating lease assets	18,258
Other intangible assets	119,060
Other assets	18,373

Total Assets	$361,413

Current Liabilities	71,165
Long-term obligations	25,746
Lease and financing obligations	28,827
Deferred tax liability, net of deferred tax asset	19,394
Derivative earnout liability	43,900

Total Liabilities	$189,032

Net assets acquired	172,381
Purchase consideration transferred	353,401

Goodwill	$181,020

Intangible Assets

Identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following:

		Useful Life
(dollars in thousands)		(in years)
Customer relationships	$76,050	19
Tradenames	43,010	8

Total Assets	$119,060

Note 3. Calculation of Purchase Price Allocation—HIS Company, Inc

The consideration is as follows:

(in thousands)	Total
Cash paid at closing	$252,007
Deferred consideration	12,418
Deferred contingent consideration—earnout	6,000

Total consideration	$270,425

The table below represents the allocation of the $270,425 of total consideration to Hisco’s assets and liabilities (in thousands):

(in thousands)	Total
Current assets	$131,950
Property, plant, and equipment, net	48,326
Other intangible assets	67,400
Right of use operating lease assets	21,102
Other assets	2,495

Total Assets	$271,273

Current Liabilities	25,650
Long-term lease obligations	22,372
Deferred tax liability, net of deferred tax asset	2,544

Total Liabilities	$50,566

Net assets acquired	220,707
Purchase consideration	270,425

Goodwill	$49,718

Upon completion of the purchase price allocation, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statement of operations until it is finalized. The final determination of the purchase price allocation will be completed within the one-year measurement period following the acquisition date.

Intangible Assets

Identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following:

		Useful Life
(dollars in thousands)		(in years)
Customer relationships	$41,800	12
Tradenames	25,600	8

Total Assets	$67,400

Note 4. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations—Lawson Products, Inc. Merger

(a) Reflects the adjustments to eliminate historical depreciation expense on the Company and recognize new depreciation expense related to property, plant, and equipment.

Pro forma year ended
(in thousands)	December 31, 2022
Reversal of Lawson’s historical depreciation	$(1,430)
Depreciation of fair value of property, plant, and equipment	2,046

Total depreciation pro forma adjustment	$616

(b) Reflects the adjustments to eliminate historical amortization expense on the Company and recognize new amortization expense related to identifiable intangible assets.

Pro forma year ended
(in thousands)	December 31, 2022
Reversal of Lawson’s historical amortization	$(600)
Amortization of identifiable intangible assets	2,160

Total intangible asset amortization pro forma adjustment	$1,560

(c) Reflects the incremental expense related to the adjustment to the fair value of share-based compensation awards of $1,910 (in thousands) for the year ended December 31, 2022.

(d) The Company incurred transaction costs related to the Lawson Mergers of $12.7 million for the year ended December 31, 2022, which are included in Selling, general and administrative expenses.

(e) The Company did not reflect an adjustment to interest expense as there would have been no incremental borrowings to reflect the Lawson Mergers as of January 1, 2022.

(f) Income taxes—The adjustments described in the footnote represent the income tax effect of the pro forma adjustments related to the Lawson Mergers. These adjustments are calculated using historical statutory tax rates by jurisdiction, resulting in blended statutory tax rates (inclusive of state taxes) of 25% for the year ended December 31, 2022.

Pro forma year ended
(in thousands)	December 31, 2022
Income tax expense pro forma adjustment	$(1,022)

(g) Represents an additional 3,006,648 in pro forma weighted average shares outstanding calculated using the historical weighted average shares of the Company’s common stock outstanding assuming those shares were outstanding as of the beginning of the period for the year ended December 31, 2022.

Note 5. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations—Hisco Purchase

(a) Reflects $6,864 and $4,715 thousand to reclassify cost of goods sold from selling, general and administrative expenses primarily related to certain distribution center costs in order to conform the Company’s presentation for the year ended December 31, 2022 and six months ended June 30, 2023, respectively.

(b) Reflects adjustments to eliminate historical depreciation expense for Hisco and recognize new depreciation expense related to property, plant, and equipment.

(in thousands)	Pro forma year ended December 31, 2022	Pro forma six months ended June 30, 2023
Reversal of Hisco’s historical depreciation	$(2,948)	$(923)
Depreciation of fair value of property, plant, and equipment	4,152	2,076

Total depreciation pro forma adjustment	$1,204	$1,153

(c) Reflects adjustments to eliminate historical amortization expense for Hisco and recognize new amortization expense related to identifiable intangible assets.

(in thousands)	Pro forma year ended December 31, 2022	Pro forma six months ended June 30, 2023
Reversal of Hisco’s historical amortization	$(765)	$(1,579)
Amortization of identifiable intangible assets	5,188	4,192

Total intangible asset amortization pro forma adjustment	$4,423	$2,613

(d) To reflect $35,730 thousand and $1,770 thousand of compensation costs related to the retention bonuses DSG agreed to pay in conjunction with the Hisco Transaction related to employee service of at least 12 months for the year ended December 31, 2022 and six months ended June 30, 2023, respectively.

(e) Reflects adjustments to (i) reverse interest expense associated with the anticipated repayment of the Company’s and Hisco’s existing debt and (ii) recognize new interest expense associated with the new debt financing.

	Pro forma year ended December 31, 2022	Pro forma six months ended June 30, 2023
Reversal of Hisco’s interest expense related to the repayment of Hisco’s debt	1,196	$1,051
Interest expense on new debt financing, net of revolver payment	(13,500)	(6,750)

Total interest pro forma adjustment	$(12,304)	$(5,699)

A sensitivity analysis on interest expense for the year ended December 31, 2022 and six months ended June 30, 2023 has been performed to assess the effect a change of 1/8% of the hypothetical interest rate would have on the debt. The interest rates assumed for purposes of preparing this pro forma financial information related to the new term loan facility is approximately 7.8%. A 1/8% increase or decrease in interest rates would result in a change in pro forma interest expense of approximately $3.8 million and $1.9 million for the year ended December 31, 2022 and six months ended June 30, 2023, respectively.

(f) Income taxes—The adjustments described in the footnote represent the income tax effect of the pro forma adjustments related to the Lawson Mergers. These adjustments are calculated using historical statutory tax rates by jurisdiction, resulting in blended statutory tax rates (inclusive of state taxes) of 25% for the year ended December 31, 2022.

(in thousands)	Pro forma year ended December 31, 2022	Pro forma six months ended June 30, 2023
Income tax benefit pro forma adjustment	$(13,415)	$(2,809)

(g) Represents an additional 2,222,222 and 1,878,453 in pro forma weighted average shares outstanding calculated using the additional shares issued with the rights offering as if they were outstanding as of the beginning of the period for the year ended December 31, 2022 and June 30, 2023, respectively.